EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106092 on Form S-8 of TIB Financial Corp. of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Ft. Lauderdale, Florida June 25, 2008